UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 12, 2017, Barbara Martin Coppola entered into a letter agreement with Grubhub Holdings Inc. (the “Company”) which provides that, effective February 9, 2018 (the “Separation Date”), Ms. Coppola will resign from her position as Chief Marketing Officer of the Company, and any position with any affiliates, subsidiaries or other related entities of the Company.

The letter agreement provides that starting on January 1, 2018, Ms. Coppola will work a reduced schedule for the Company, and subject to her execution of a release of all claims in favor of the Company, she will receive: (i) payment of Ms. Coppola’s 2017 bonus in a manner consistent with the Company’s past practices; (ii) continuation of her annual salary of $352,000 through June 30, 2018, provided that such payments shall cease in the event Ms. Coppola commences other full-time employment during such period; and (iv) outplacement benefits (collectively, the “Separation Benefit”).  The Separation Benefit is conditioned upon Ms. Coppola’s execution of an amendment to the letter agreement which provides, among other things, for the release of all claims in favor of the Company as of the Separation Date.  In addition, Ms. Coppola has agreed to certain confidentiality provisions and is subject to certain non-competition and non-solicitation restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: December 12, 2017	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer